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                                                                    EXHIBIT 99.1

          Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated


The Board of Directors
Apple Hospitality Two, Inc.
10 South Third Street
Richmond, Virginia 23219

         We hereby consent to the inclusion of our opinion letter, dated October 23, 2002, to the Special Committee of the Board of Directors of Apple Hospitality Two, Inc. ("Hospitality") as Annex B to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 (the "Registration Statement") relating to the proposed merger of Apple Suites, Inc. with and into Hospitality Acquisition Company, a wholly-owned subsidiary of Hospitality, and to the references to Merrill Lynch, Pierce, Fenner & Smith Incorporated and to such opinion in such Joint Proxy Statement/Prospectus under the captions "Summary," "The Merger--Background of the Merger," "The Merger--Hospitality's Reasons for the Merger," "The Merger--Opinion of Hospitality Financial Advisor," "The Merger--Interests of Certain Persons In The Merger," "The Merger Agreement--Representations And Warranties" and "The Merger Agreement--Conditions To Consummate The Merger." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations of the SEC thereunder.


                                          MERRILL LYNCH, PIERCE, FENNER & SMITH
                                          INCORPORATED


                                          By: /s/ Jon Kline
                                             -----------------------------------
                                             Name: Jon Kline
                                             Title: Director


November 12, 2002